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             CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

     As independent certified public accountants, we hereby consent to the incorporation by reference in this Form S-8 registration statement of our report dated January 13, 1997, incorporated by reference in Barnett Banks, Inc.'s Form 10-K for the year ended December 31, 1996, and to all references to our Firm included in this registration statement.


ARTHUR ANDERSEN LLP


Jacksonville, Florida
April 28, 1997